MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-Pro Forma (1)
(Dollars in millions)
Unaudited
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                                 1999                      1998
                      Q3     Q2     Q1     YTD      Q4     Q3     Q2    Q1
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Video Revenues
   Basic cable       $ 442   $ 446  $ 439  $ 1,672  $ 419  $ 420  $ 420 $ 413
   Premium              82      82     82      321     81     81     80    79
   Pay-per-view         19      15     22       53     13     15     12    13
   Advertising          50      51     42      156     48     37     40    31
   Equip & instal       49      46     46      178     47     47     44    40
   Other                 3       1      1        3      1      1      -     1
                     -----   -----  -----   ------  -----  -----  ----- -----
Total Video Revenues   645     641    632    2,383    609    601    596   577

Telephone and
   High Speed Data      29      24     22       39     12      9      8    10
                     -----   -----  -----   ------  -----  -----  ----- -----
Total Broadband
   Revenue           $ 674   $ 665  $ 654  $ 2,422  $ 621  $ 610  $ 604 $ 587
                     =====   =====  =====   ======  =====  =====  ===== =====


Operating Cash Flow (2)
   Video (excluding
    Y2K costs)       $ 257   $ 264  $ 267  $ 1,007  $ 258  $ 247  $ 252 $ 250
   New Products        (11)    (11)   (19)     (61)   (20)   (16)   (15)  (10)
   Year 2000 costs      (4)     (5)    (7)     (13)    (6)    (6)    (1)    -
                      -----   -----  -----    -----  -----  -----  ----- -----
Total Operating Cash
   Flow              $ 242   $ 248  $ 241  $   933  $ 232  $ 225  $ 236 $ 240
                     =====   =====  =====    =====  =====  =====  ===== =====


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(1)Results reflect pro forma adjustments for acquisitions and dispositions.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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